UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 20, 2010

Game Trading Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10957 McCormick Road, Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(410) 316-9900

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On April 20, 2010, the holders of certain unit purchase options (the “Options”) issued by Game Trading Technologies, Inc. (the “Company”) in connection with that certain Securities Purchase Agreement, dated February 25, 2010, exercised Options to purchase 825,000 units of the Company’s securities for aggregate gross proceeds of $1,650,000.  Each unit (“Unit”) consisted of one share of the Company’s series A convertible preferred stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $2.50 per share through April 20, 2015.  Todd Hays, our chief executive officer, exercised an option to purchase 12,500 Units for aggregate gross proceeds of $25,000.

The shares of the Company’s series A convertible preferred stock and warrants issued to the investors were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1
Form of Unit Purchase Option issued by Game Trading Technologies, Inc. to investors in the February 2010 private placement (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: April 26, 2010	By:	/s/ Rodney Hillman
Rodney Hillman
Chief Operating Officer